UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 6, 2008

Date of Report (Date of earliest event reported)

Unitrin, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18298	95-4255452
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Wacker Drive, Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 661-4600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.03—Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective February 6, 2008, the Board of Directors of Unitrin, Inc. (the “Company”) adopted amendments to the Company’s Amended and Restated Bylaws.

In addition to several nonsubstantive revisions, the amendments made the following changes:

1. Article IV was amended to specify: (a) that the Company may send notices to directors and shareholders by electronic or other methods permitted by Delaware corporation law; (b) when notices from the Company are deemed to be provided based upon the method of delivery; and (c) that attendance at a meeting of the shareholders or of the Board of Directors or one of its committees shall constitute waiver of notice of such meeting, except for attendance at a meeting for the express purpose of objecting to the meeting because it was not lawfully convened.

2. Article VI, Sections 1, 2 and 4, were amended to clarify: (a) that the Company may issue stock in both certificated and uncertificated form, including book-entry or other method of direct registration; and (b) that a shareholder request to receive a stock certificate shall be provided in writing.

9.01—Financial Statements and Exhibits

3.2 Unitrin, Inc. Amended and Restated Bylaws

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unitrin, Inc.

February 12, 2008

	By:	/s/ Scott Renwick
Scott Renwick
Senior Vice President